Exhibit 99

Chemed Reports First-Quarter 2014 Results

CINCINNATI--(BUSINESS WIRE)--April 29, 2014--Chemed Corporation (Chemed) (NYSE:CHE), which operates VITAS Healthcare Corporation (VITAS), the nation’s largest provider of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its first quarter ended March 31, 2014, versus the comparable prior-year period, as follows:

Consolidated operating results:

  Revenue decreased 2.3% to $358 million
  GAAP Diluted EPS decreased 4.3% to $1.12
  Adjusted Diluted EPS decreased 4.3% to $1.32

VITAS segment operating results:

  Net Patient Revenue of $260 million, a decrease of 4.0%
  Average Daily Census (ADC) of 14,317, a decrease of 0.8%
  Admissions of 16,353, a decrease of 4.6%
  Net Income, including litigation costs, of $18.2 million, a decrease of 9.8%
  Adjusted EBITDA of $33.9 million, a decrease of 9.7%
  Adjusted EBITDA margin of 13.0%, a decrease of 82 basis points

Roto-Rooter segment operating results:

  Revenue of $97.9 million, an increase of 2.7%
  Net Income of $10.0 million, an increase of 4.2%
  Adjusted EBITDA of $17.7 million, an increase of 1.3%
  Adjusted EBITDA margin of 18.0%, a decrease of 25 basis points

VITAS

Net revenue for VITAS was $260 million in the first quarter of 2014, which is a decline of $10.9 million, or 4.0%, when compared to the prior-year period. This revenue decline is a combination of several factors. Sequestration negatively impacted revenue by approximately $5.0 million. In addition, high acuity care as a percentage of total days of care declined 89 basis points which equated to a $6.4 million reduction in revenue. Other significant factors impacting revenue include a 1.4% increase in Medicare reimbursement rates and a 0.8% decline in average daily census.

In the first quarter of 2014, VITAS reversed $0.8 million in estimated Medicare Cap billing limitations. At March 31, 2014, VITAS had one program with an estimated 2014 Medicare Cap billing limitation.

Of VITAS’ 38 unique Medicare provider numbers, 32 provider numbers have a Medicare Cap cushion of 10% or greater for the 2014 Medicare Cap period; three provider numbers have a Medicare Cap cushion of 5% to 10%; and two provider numbers have a cap cushion between 0% and 5%. VITAS generated an aggregate cap cushion of $261 million during the trailing twelve-month period.

Average revenue per patient per day in the quarter, excluding the impact of Medicare Cap, was $201.45, which is 3.3% below the prior-year period. Routine home care reimbursement and high acuity care averaged $163.19 and $703.92, respectively. The average revenue includes the 2.0% reduction in Medicare hospice reimbursement that became effective April 1, 2013. During the quarter, high acuity days of care were 7.1% of total days of care, 89 basis points below the prior-year quarter.

The first quarter of 2014 gross margin, excluding the impact of Medicare Cap, was 20.9%, which is a 31 basis point decline when compared to the first quarter of 2013. Excluding the impact of sequestration, gross margins would have improved approximately 118 basis points.

Selling, general and administrative expense was $21.7 million in the first quarter of 2014, which is an increase of 0.5% when compared to the prior-year quarter. Adjusted EBITDA, excluding Medicare Cap, totaled $33.1 million in the quarter, a decrease of 9.8% over the prior-year period. Adjusted EBITDA margin, excluding the impact from Medicare Cap, was 12.7% in the quarter which is 82 basis points below the prior-year period.

Roto-Rooter

Roto-Rooter’s plumbing and drain cleaning business generated sales of $97.9 million for the first quarter of 2014, an increase of 2.7% over the prior-year quarter.

Roto-Rooter’s gross margin in the quarter was 46.4%, a 10 basis point increase when compared to the first quarter of 2013. Adjusted EBITDA in the first quarter of 2014 totaled $17.7 million, an increase of 1.3%, and the Adjusted EBITDA margin was 18.0% in the quarter, a decrease of 25 basis points.

Chemed Consolidated

As of March 31, 2014, Chemed had total cash and cash equivalents of $39 million and debt of $186 million. This debt is net of the discount taken as a result of convertible debt accounting requirements. Excluding this discount, aggregate debt is $187 million and is due in May 2014.

In January 2013 Chemed entered into a five-year Amended and Restated Credit Agreement that consists of a $350 million revolving credit facility. The interest rate on this facility has a floating rate that is currently LIBOR plus 125 basis points. At March 31, 2014, the Company had approximately $315 million of undrawn borrowing capacity under this credit agreement after deducting $35 million for letters of credit issued to secure the Company’s workers’ compensation insurance.

Capital expenditures through March 31, 2014, aggregated $8.1 million and compares to depreciation and amortization during the same period of $8.2 million.

The Company repurchased $33 million of Chemed stock during the quarter. This equates to 382,934 of Chemed shares repurchased at an average cost of $86.13. Chemed currently has $89 million of authorization remaining under this share repurchase plan.

Guidance for 2014

On April 1, 2013, Medicare reduced hospice reimbursement rates 2.0%. Effective October 1, 2013, Medicare increased the average hospice rate approximately 1.4%. This effectively reduced Medicare hospice reimbursement 0.6% in the first quarter of 2014 when compared to the prior-year quarter.

VITAS estimates its revenue growth will be constrained in the first half of 2014. This is primarily the result of the 2.0% Medicare rate cut implemented in the second quarter of 2013 as well as continued mix shift from high acuity care to routine home care. These factors will negatively impact revenue comparisons in the first half of 2014.

Full-year 2014 revenue growth for VITAS, prior to Medicare Cap, is estimated to be in the range of 1% to 3%. Admissions in 2014 are estimated to increase 3% to 4% and full-year Adjusted EBITDA margin, prior to Medicare Cap, is estimated to be 14.5% to 15.0%. Medicare Cap is estimated to be $5 million in 2014. Revenue, Adjusted EBITDA and admissions growth is anticipated to begin in the second quarter of 2014, with the majority of this growth weighted to the second half of 2014.

Roto-Rooter is forecasted to achieve full-year 2014 revenue growth of 3% to 4%. This revenue estimate is based upon increased job pricing of approximately 2.0%. Adjusted EBITDA margin for 2014 is estimated in the range of 19.0% to 20.0%.

Management estimates that full-year 2014 earnings per diluted share, excluding non-cash expense for stock options, the non-cash interest expense related to the accounting for convertible debt, litigation and other discrete items, will be in the range of $5.90 to $6.10. This compares to Chemed’s 2013 reported adjusted earnings per diluted share of $5.62.

Conference Call

Chemed will host a conference call and webcast at 10 a.m., ET, on Wednesday, April 30, 2014, to discuss the Company's quarterly results and to provide an update on its business. The dial-in number for the conference call is (866) 515-2913 for U.S. and Canadian participants and (617) 399-5127 for international participants. The participant passcode is 81557577. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.

A taped replay of the conference call will be available beginning approximately 24 hours after the call's conclusion. It can be accessed by dialing (888) 286-8010 for U.S. and Canadian callers and (617) 801-6888 for international callers and will be available for one week following the live call. The replay passcode is 11532021. An archived webcast will also be available at www.chemed.com.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to over 14,000 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing and drain service through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in Indonesia, Singapore, Japan, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies. These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures. Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales. A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed’s most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2014	2013
Service revenues and sales	$358,300	$366,641
Cost of services provided and goods sold	257,819	264,307
Selling, general and administrative expenses (aa)	55,671	55,560
Depreciation	7,149	6,795
Amortization	1,009	1,127
Total costs and expenses	321,648	327,789
Income from operations	36,652	38,852
Interest expense	(3,815)	(4,094)
Other income--net (bb)	816	1,706
Income before income taxes	33,653	36,464
Income taxes	(13,079)	(14,186)
Net income	$20,574	$22,278

Earnings Per Share
Net income	$1.17	$1.20
Average number of shares outstanding	17,510	18,522

Diluted Earnings Per Share
Net income	$1.12	$1.17
Average number of shares outstanding	18,305	19,000

(aa) Selling, general and administrative ("SG&A") expenses comprise (in thousands):
	Three Months Ended March 31,
	2014	2013
SG&A expenses before long-term incentive compensation and the impact of market value gains related to deferred compensation plans	$54,136	$53,476
Market value gains related to deferred compensation plans	1,162	1,472
Long-term incentive compensation	373	612
Total SG&A expenses	$55,671	$55,560

(bb) Other income--net comprises (in thousands):
	Three Months Ended March 31,
	2014	2013
Market value gains related to deferred compensation plans	$1,162	$1,472
Loss on disposal of property and equipment	(278)	(78)
Interest income	(50)	303
Other	(18)	9
Total other income--net	$816	$1,706

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share data)(unaudited)

	March 31,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$39,479	$72,956
Accounts receivable less allowances	116,152	127,220
Inventories	6,676	6,559
Current deferred income taxes	13,769	14,816
Prepaid income taxes	3,406	2,159
Prepaid expenses	18,930	12,539
Total current assets	198,412	236,249
Investments of deferred compensation plans held in trust	45,732	39,144
Properties and equipment, at cost less accumulated depreciation	93,575	90,374
Identifiable intangible assets less accumulated amortization	56,276	56,798
Goodwill	466,961	465,734
Other assets	7,664	11,110
Total Assets	$868,620	$899,409

Liabilities
Current liabilities
Accounts payable	$38,599	$48,496
Current portion of long-term debt	185,825	-
Income taxes	3,967	12,912
Accrued insurance	39,391	43,041
Accrued compensation	38,233	38,552
Accrued legal	7,154	1,293
Other current liabilities	24,682	16,624
Total current liabilities	337,851	160,918
Deferred income taxes	28,232	28,155
Long-term debt	-	177,004
Deferred compensation liabilities	45,498	38,481
Other liabilities	11,106	11,762
Total Liabilities	422,687	416,320

Stockholders' Equity
Capital stock	32,621	31,957
Paid-in capital	504,883	457,790
Retained earnings	703,385	641,946
Treasury stock, at cost	(797,141)	(650,668)
Deferred compensation payable in Company stock	2,185	2,064
Total Stockholders' Equity	445,933	483,089
Total Liabilities and Stockholders' Equity	$868,620	$899,409

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)(unaudited)

	Three Months Ended
	March 31,
	2014	2013
Cash Flows from Operating Activities
Net income	$20,574	$22,278
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,158	7,922
Provision for deferred income taxes	6,841	(681)
Provision for uncollectible accounts receivable	3,304	2,967
Amortization of discount on convertible notes	2,261	2,114
Stock option expense	1,309	1,491
Noncash long-term incentive compensation	373	612
Amortization of debt issuance costs	337	780
Changes in operating assets and liabilities, excluding amounts acquired in business combinations:
Increase in accounts receivable	(27,700)	(36,706)
Decrease in inventories	27	499
Increase in prepaid expenses	(1,112)	(1,092)
Decrease in accounts payable and other current liabilities	(32,561)	(698)
Increase in income taxes	5,322	10,139
Increase in other assets	(1,069)	(3,071)
Increase in other liabilities	3,080	3,282
Excess tax benefit on share-based compensation	(1,399)	(1,891)
Other sources	409	196
Net cash provided/(used) by operating activities	(11,846)	8,141
Cash Flows from Investing Activities
Capital expenditures	(8,131)	(5,406)
Business combinations	(250)	-
Other sources	29	78
Net cash used by investing activities	(8,352)	(5,328)
Cash Flows from Financing Activities
Purchase of treasury stock	(32,982)	-
Proceeds from exercise of stock options	13,193	10,168
Dividends paid	(3,303)	(3,367)
Capital stock surrendered to pay taxes on stock-based compensation	(2,916)	(3,389)
Excess tax benefit on share-based compensation	1,399	1,891
Increase/(decrease) in cash overdrafts payable	369	(3,165)
Debt issuance costs	-	(1,107)
Other uses	(501)	(419)
Net cash provided/(used) by financing activities	(24,741)	612
Increase/(Decrease) in Cash and Cash Equivalents	(44,939)	3,425
Cash and cash equivalents at beginning of year	84,418	69,531
Cash and cash equivalents at end of period	$39,479	$72,956

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2014
Service revenues and sales	$260,412	$97,888	$-	$358,300
Cost of services provided and goods sold	205,392	52,427	-	257,819
Selling, general and administrative expenses (a)	21,714	27,181	6,776	55,671
Depreciation	4,614	2,399	136	7,149
Amortization	419	145	445	1,009
Total costs and expenses	232,139	82,152	7,357	321,648
Income/(loss) from operations	28,273	15,736	(7,357)	36,652
Interest expense (a)	(56)	(97)	(3,662)	(3,815)
Intercompany interest income/(expense)	1,344	649	(1,993)	-
Other income/(expense)—net	(293)	(59)	1,168	816
Income/(loss) before income taxes	29,268	16,229	(11,844)	33,653
Income taxes (a)	(11,109)	(6,196)	4,226	(13,079)
Net income/(loss)	$18,159	$10,033	$(7,618)	$20,574

2013
Service revenues and sales	$271,326	$95,315	$-	$366,641
Cost of services provided and goods sold	213,160	51,147	-	264,307
Selling, general and administrative expenses (b)	21,604	26,662	7,294	55,560
Depreciation	4,514	2,147	134	6,795
Amortization	491	154	482	1,127
Total costs and expenses	239,769	80,110	7,910	327,789
Income/(loss) from operations	31,557	15,205	(7,910)	38,852
Interest expense (b)	(46)	(59)	(3,989)	(4,094)
Intercompany interest income/(expense)	843	428	(1,271)	-
Other income/(expense)—net	221	(1)	1,486	1,706
Income/(loss) before income taxes	32,575	15,573	(11,684)	36,464
Income taxes (b)	(12,433)	(5,949)	4,196	(14,186)
Net income/(loss)	$20,142	$9,624	$(7,488)	$22,278

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2014
Net income/(loss)	$18,159	$10,033	$(7,618)	$20,574
Add/(deduct):
Interest expense	56	97	3,662	3,815
Income taxes	11,109	6,196	(4,226)	13,079
Depreciation	4,614	2,399	136	7,149
Amortization	419	145	445	1,009
EBITDA	34,357	18,870	(7,601)	45,626
Add/(deduct):
Expenses related to OIG investigation	748	-	-	748
Expenses related to litigation settlements	113	193	-	306
Acquisition expenses	1	-	-	1
Advertising cost adjustment (c)	-	(741)	-	(741)
Stock option expense	-	-	1,309	1,309
Long-term incentive compensations	-	-	373	373
Interest income	64	(8)	(6)	50
Intercompany interest income/(expense)	(1,344)	(649)	1,993	-
Adjusted EBITDA	$33,939	$17,665	$(3,932)	$47,672

2013
Net income/(loss)	$20,142	$9,624	$(7,488)	$22,278
Add/(deduct):
Interest expense	46	59	3,989	4,094
Income taxes	12,433	5,949	(4,196)	14,186
Depreciation	4,514	2,147	134	6,795
Amortization	491	154	482	1,127
EBITDA	37,626	17,933	(7,079)	48,480
Add/(deduct):
Expenses related to OIG investigation	1,039	-	-	1,039
Acquisition expenses	1	-	-	1
Expenses of severance arrangements	-	302	-	302
Expenses related to litigation settlements	-	141	-	141
Advertising cost adjustment (c)	-	(469)	-	(469)
Stock option expense	-	-	1,491	1,491
Long-term incentive compensations	-	-	612	612
Expenses related to securities litigation	-	-	2	2
Interest income	(246)	(42)	(15)	(303)
Intercompany interest income/(expense)	(843)	(428)	1,271	-
Adjusted EBITDA	$37,577	$17,437	$(3,718)	$51,296

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2014	2013
Net income as reported	$20,574	$22,278

Add after-tax cost of:
Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	1,429	1,323
Stock option expense	822	943
Expenses related to OIG investigation	464	644
Long-term incentive compensation	236	387
Expenses related to litigation settlements	187	86
Acquisition expenses	1	-
Loss on extinguishment of debt	-	294
Expenses of severance arrangements	-	184
Expenses related to securities litigation	-	1
Adjusted net income	$23,713	$26,140

Diluted Earnings Per Share As Reported
Net income	$1.12	$1.17
Average number of shares outstanding	18,305	19,000

Adjusted Diluted Earnings Per Share
Adjusted net income	$1.32	$1.38
Adjusted average number of shares outstanding (d)	18,019	19,000

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
(unaudited)

	Three Months Ended March 31,
OPERATING STATISTICS	2014	2013
Net revenue ($000) (e)
Homecare	$195,397	$196,660
Inpatient	25,993	28,468
Continuous care	38,175	45,325
Total before Medicare cap allowance	$259,565	$270,453
Medicare cap allowance	847	873
Total	$260,412	$271,326
Net revenue as a percent of total before Medicare cap allowance
Homecare	75.3%	72.7%
Inpatient	10.0	10.5
Continuous care	14.7	16.8
Total before Medicare cap allowance	100.0	100.0
Medicare cap allowance	0.3	0.3
Total	100.3%	100.3%
Average daily census ("ADC") (days)
Homecare	10,476	10,354
Nursing home	2,828	2,929
Routine homecare	13,304	13,283
Inpatient	437	468
Continuous care	576	681
Total	14,317	14,432

Total Admissions	16,353	17,137
Total Discharges	16,002	16,843
Average length of stay (days)	81.1	77.4
Median length of stay (days)	14.0	13.0
ADC by major diagnosis
Neurological	39.2%	33.2%
Cancer	17.3	16.9
Cardio	14.7	11.2
Respiratory	3.3	6.9
Other	25.5	31.8
Total	100.0%	100.0%
Admissions by major diagnosis
Neurological	21.8%	19.2%
Cancer	32.4	30.8
Cardio	13.8	11.6
Respiratory	9.9	9.6
Other	22.1	28.8
Total	100.0%	100.0%
Direct patient care margins (f)
Routine homecare	52.8%	51.9%
Inpatient	4.2	10.9
Continuous care	16.6	17.7
Homecare margin drivers (dollars per patient day)
Labor costs	$55.44	$57.18
Drug costs	7.24	7.57
Home medical equipment	6.61	6.85
Medical supplies	3.22	2.92
Inpatient margin drivers (dollars per patient day)
Labor costs	$349.71	$320.67
Continuous care margin drivers (dollars per patient day)
Labor costs	$593.77	$587.73
Bad debt expense as a percent of revenues	1.0%	0.8%
Accounts receivable --
Days of revenue outstanding- excluding unapplied Medicare payments	42.7	39.0
Days of revenue outstanding- including unapplied Medicare payments	33.8	29.6

The "Footnotes to Financial Statements" are integral parts of this financial information.

	CHEMED CORPORATION AND SUBSIDIARY COMPANIES
	FOOTNOTES TO FINANCIAL STATEMENTS
	FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013
	(unaudited)

(a)	Included in the results of operations for the three months ended March 31, 2014, are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

		VITAS	Roto-Rooter	Corporate	Total
	Selling, general and administrative expenses
	Expenses related to OIG investigation	$(748)	$-	$-	$(748)
	Expenses related to litigation settlements	(113)	(193)	-	(306)
	Acquisition expenses	(1)	-	-	(1)
	Stock option expense	-	-	(1,309)	(1,309)
	Long-term incentive compensation	-	-	(373)	(373)
	Interest expense
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	-	(2,259)	(2,259)
	Pretax impact on earnings	(862)	(193)	(3,941)	(4,996)
	Income tax benefit/(charge) on the above	327	76	1,454	1,857
	After-tax impact on earnings	$(535)	$(117)	$(2,487)	$(3,139)

(b)	Included in the results of operations for the three months ended March 31, 2013, are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

		VITAS	Roto-Rooter	Corporate	Total
	Selling, general and administrative expenses
	Expenses related to OIG investigation	$(1,039)	$-	$-	$(1,039)
	Acquisition expenses	(1)	-	-	(1)
	Expenses of severance arrangements	-	(302)	-	(302)
	Expenses related to litigation settlements	-	(141)	-	(141)
	Stock option expense	-	-	(1,491)	(1,491)
	Long-term incentive compensation	-	-	(612)	(612)
	Expenses related to securities litigation	-	-	(2)	(2)
	Interest expense
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	-	(2,091)	(2,091)
	Loss on extinguishment of debt	-	-	(465)	(465)
	Pretax impact on earnings	(1,040)	(443)	(4,661)	(6,144)
	Income tax benefit/(charge) on the above	396	173	1,713	2,282
	After-tax impact on earnings	$(644)	$(270)	$(2,948)	$(3,862)

(c)

Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising. Telephone directories are generally in circulation 12 months. If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period. The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis. This "direct expensing" results in significant fluctuations in quarterly advertising expense. In the first quarters of 2014 and 2013, GAAP advertising expense for Roto-Rooter totaled $6,515,000 and $5,704,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the first quarters of 2014 and 2013 would total $7,256,000 and $6,173,000, respectively.

(d)

Adjusted diluted average shares outstanding excludes the estimated dilutive impact of the Convertible Notes (285,000 shares for the first quarter of 2014) as this impact will be offset entirely by the Convertible Note Hedges when such conversion occurs in the second quarter of 2014.

(e)

VITAS has nine large (greater than 450 ADC), 15 medium (greater than 200 but less than 450 ADC) and 27 small (less than 200 ADC) hospice programs. Of VITAS' 38 unique Medicare provider numbers, 32 provider numbers have a Medicare cap cushion of 10% or greater during the first six months of the Medicare cap year; two provider numbers have a Medicare cap cushion between 5% and 10%; three provider numbers have a cap cushion between 0% and 5% and one has a cap liability.

(f)	Amounts exclude indirect patient care and administrative costs, as well as Medicare Cap billing limitation.

CONTACT:
Chemed Corporation
David P. Williams, 513-762-6901